UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 5, 2017

EMS FIND, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174759	30-0934969
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
73 Buck Road, Suite 2, Huntingdon Valley, PA		19006
(Address of principal executive offices)		(Zip Code)

215-613-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under   any of the following provisions:

(   )  Written communications pursuant to Rule 425 under the Securities Act (17CRF 230.425)

(   )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

(   )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

(   )  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Reason for Amendment

EMS Find may provide inventory financing to Viva, not the converse as originally stated.

Item 8.01  Other Events.

Letter of Intent to Acquire Specialty Chemical Manufacturer

On June 5, 2017, we entered into a letter of intent, subject to due diligence and execution of definitive agreements, to acquire all of the assets of AgroPharma Laboratories ("APL"), a reliable and established revenue-generating manufacturer and distributor of industrial chemicals, for an estimated purchase price of $350,000. Founded in 1996, AgroPharma Laboratories is in the business of industrial chemicals and established itself as a strategic, reliable, and dominant player in the nutritional, personal care, pharmaceutical, and specialty chemical supply chains. APL is headquartered in Salinas, PR and focused on manufacturing and distribution of household cleaners, adhesives, sealants, agricultural chemicals, pet supplies and OTC products.

The Company has also executed a Non-Disclosure Agreement with a separate private company for the purposes of exploring a potentially significant business opportunity involving a joint venture for acquisition of a pre-approved license for the cultivation and manufacturing of medicinal cannabis in Puerto Rico.

Distribution Agreement with Viva Entertainment Group, Inc.

On June 6, 2017, the Company signed a Distribution and Inventory Financing Agreement with Viva Entertainment Group, Inc. (“Viva”) for the distribution by the Company on a non-exclusive basis in the territory of North America and exclusive basis in the territory of Puerto Rico of Viva’s OTT system, through which television services are delivered using the Internet protocol suite over a network such as the Internet, instead of being delivered through traditional terrestrial, satellite signal and cable television formats.

The initial term of the Agreement is two years, renewable for additional two year terms unless terminated by a party prior to the commencement of a new term.  Under the Agreement, EMS Find may provide inventory financing for Viva.  Distribution under the Agreement would commence upon delivery by Viva of a fully functioning OTT viewing experience with a channel lineup of no less than 1,000 channels.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2017	EMS Find, INC.

	By:	/s/ Steve Rubakh
Steve Rubakh
Chief Executive Officer

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